EXHIBIT 32

CERTIFICATION ACCOMPANYING FORM 10-Q REPORT
OF SYNCORA HOLDINGS LTD.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. §§1350(a) and (b))

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. 1350(a) and (b)), each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended September 30, 2008 of Syncora Holdings Ltd. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 17, 2008

/s/ Susan B. Comparato
SUSAN B. COMPARATO
Acting Chief Executive Officer and
General Counsel
Syncora Holdings Ltd.

Dated: November 17, 2008

/s/ Elizabeth A. Keys
ELIZABETH A. KEYS
Senior Vice President and
Chief Financial Officer
Syncora Holdings Ltd.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Syncora Holdings Ltd. and will be retained by Syncora Holdings Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.